EXHIBIT 16

February 28, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Immunovative, Inc. statements included under Item 4.01 of its Form 8-K filed on February 28, 2013 and we agree with such statements concerning our firm.

Meyler & Company, LLC